Exhibit 10.8

BLUE HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of March 5, 2008 (the “Effective Date”), by and among Blue Holdings, Inc., a Nevada corporation, (the “Company”), and each of the undersigned investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company desires to enter into that certain Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company will offer and sell to Gemini Master Fund, Ltd. (or its affiliated entities) and certain additional purchasers (each a “Purchaser” and collectively “Purchasers”), 8% Senior Secured Convertible Notes (the “Notes”), with a maximum aggregate principal amount of up to Three Million Dollars ($3,000,000), and certain Warrants (“Warrants”) to purchase a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to 35% of the number of shares of Common Stock into which the Notes are convertible;

WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase Agreement, the Purchasers have requested that the Company issue and sell to the Investors up to an aggregate of ____________ shares of Common Stock (the “Common Shares”), in exchange for the cancellation of certain indebtedness due and owing to the Investors on and as of the Effective Date; and

WHEREAS, the Investors, severally and not jointly, wish to purchase the Common Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	AUTHORIZATION AND SALE OF COMMON SHARES

1.1    Issuance, Sale and Delivery of the Common Shares at the Closing.  At the Closing (as defined in Section 1.2 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, that number of Common Shares set forth opposite the name of such Investor under the heading “Number of Common Shares to be Purchased” on Exhibit A hereto, at a price of $0.80 per share (the “Price Per Share”) for the aggregate purchase price set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Common Shares” on Exhibit A hereto.  For the avoidance of doubt, the Price Per Share represents the greater of (i) $0.80, and (ii) the consolidated closing bid price of a share of the Common Stock, as quoted on the NASDAQ Capital Market, on the Closing Date (as defined below).

1.2    Closing.  The Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, at 4:00 p.m. Pacific Time, on March 5, 2008, or such other date and time as may be agreed upon between the Company and the Investors (such closing being called the “Closing” and such date and time being called the “Closing Date”).  As payment in full for the Common Shares being purchased by it under this Agreement on the Closing Date, each Investor shall deliver to the Company by such method as may be reasonably acceptable to the Company a promissory note or other evidence of indebtedness for cancellation, as applicable, in the amount and as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Common Shares” on Exhibit A. All amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investors by the Company.

1.3    Issuance and Delivery of the Common Shares at the Closing.  On or before the date that is one (1) business day following the Closing Date, the Company shall deliver to the NASDAQ Stock Market any and all required notification forms, including, without limitation, the Notification Form: Listing of Additional Shares, so as to comply with the stock issuance notification requirements of the NASDAQ Stock Market.  On or before the date that is fifteen (15) calendar days following the Closing Date, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of such Investor, representing the Common Shares purchased at the Closing.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that:

2.1    Organization and Standing; Qualifications.  The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company as presently conducted or proposed to be conducted.

2.2    Corporate Power.  The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Common Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

2.3    Authorization.

2.3.1      All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Common Shares, and (iii) the performance of all of the Company’s obligations under the Agreement, has been taken, or shall be taken on or before the date that the Common Shares are issued.  The Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2      The Common Shares, when sold, issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Common Shares may be subject to restrictions on transfer under state and/or federal securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants to the Company with respect to the purchase of the Common Shares to be purchased by it as follows:

3.1    Experience. Such Investor acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares and is able to bear the economic risk of its investment in the Common Shares for an indefinite period of time.

3.2    Disclosure of Information. Such Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Common Shares and the business, prospects, properties and financial condition of the Company.

3.3    Investment.  Such Investor is acquiring the Common Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.  It understands that the Common Shares have not been (except for specific registration rights granted to the Investors), registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

3.4    Accredited Investors.  Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5    Legends. It is understood that the certificates evidencing the Common Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of California.

3.6    Authorization.  The execution, delivery and performance by such Investor of the Agreements have been duly authorized by all requisite action of such Investor.  The Agreements, when executed and delivered by such Investor, shall constitute valid and legally binding obligations of such Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.	INVESTORS’ CONDITIONS TO EACH CLOSING

Each Investor’s obligation to purchase the Common Shares at the Closing is, at the option of such Investor, subject to the fulfillment of the following conditions on or before the Closing:

4.1    Representations and Warranties True and Correct.  The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing, with the same effect as if made as of the Closing.

4.2    Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

5.	COMPANY’S CONDITIONS TO EACH CLOSING

The Company’s obligation to sell and issue any Common Shares at the Closing to each Investor is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing:

5.1    Representations and Warranties True and Correct.  The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at the Closing.

5.2    Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Investor on or prior to the Closing shall have been performed or complied with.

5.3    Purchase Price Paid.  Such Investor shall have delivered to the Company the purchase price for the Common Shares set forth in Exhibit A hereto.

6.	COVENANTS.

6.1    Further Assurances.  The Company shall cure promptly any defects in the creation and issuance of the Common Shares, and in the execution and delivery of the Agreement.  The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.2           Regulation D Filings.  The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

6.3    Piggyback Registrations.

6.3.1     Right to Include Common Shares. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act solely for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Investors (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer such Investors the right to request inclusion of any of such Investor’s Common Shares in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

6.3.2      Piggyback Procedure.  Each Investor shall have five (5) days from the date of receipt of the Company’s notice referred to in Section 6.3.1 above to deliver to the Company a written request specifying the number of Common Shares such Investor intends to sell and such Investor’s intended method of disposition.  Any Investor shall have the right to withdraw such Investor’s request for inclusion of such Investor’s Common Shares in any Proposed Registration pursuant to this Section 6.3 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective.  Subject to Section 6.3.4 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Common Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

6.3.3      Selection of Underwriters.  The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

6.3.4      Priority for Piggyback Registration.  Notwithstanding any other provision of this Section 6.3, if the Company determines and advises the Investors in writing that the inclusion of all Common Shares proposed to be included by the Investors in the Proposed Registration would materially and adversely interfere with the potential effectiveness of the Proposed Registration, whether as a result of the interpretation of Rule 415 promulgated under the Securities Act of 1933, as amended, or otherwise, then the Investors shall not be permitted to include any Common Shares in excess of the amount, if any, of Common Shares which the Company shall reasonably and in good faith agree in writing to include in such offering.

6.3.5      Transfer.  The foregoing registration rights may be transferred to any transferee that acquires all of the Common Shares.

7.	MISCELLANEOUS

7.1    Closing.   Each Investor hereto expressly acknowledges and agrees that immediately following an applicable Closing, such Investor shall have deemed such Investor’s conditions to closing identified in Section 4 hereof to have been satisfied or waived.

7.2    Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California, without giving effect to principles of conflicts of law, as applied to agreements entered into among California State residents to be performed entirely within California.  Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of California or the state courts of the State of California which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

7.3    Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of any Common Shares that is an affiliate of the Investor).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4    Amendment.  Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the holders of a majority of the Common Shares, voting together as a single class.  Any amendment or waiver affected in accordance with this Section 7.4 shall be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities.  Each Investor may waive his, her or its rights or the Company’s obligations with respect to its Common Shares hereunder without obtaining the consent of any other natural person or Person.

7.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method.  In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

7.6    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

7.7    Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.8    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9    Survival of Agreement All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Common Shares.  For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

7.11        Attorneys' Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.12        Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile will be deemed to have the same effect as if the original signature had been delivered to the other party.  Each Investor agrees to deliver to the Company the original signature copy by express overnight delivery.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

7.13        Entire Agreement.  This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

[Signature Pages Follow]

Company Signature Page to Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement on the day and year first set forth above.

Blue Holding, Inc.

/s/ Glenn S. Palmer
By: Glenn S. Palmer
Title: Chief Executive Officer

Investors Signature Page to Common Stock Purchase Agreement

INVESTOR:

/s/ Paul Guez
By: Paul Guez